EXHIBIT 99.2

CAPITAL AUTOMOTIVE REIT

Dividend Reinvestment and Share Purchase Plan

AUTOMATIC CASH INVESTMENT APPLICATION

I. This authorizes the automatic transfer of funds from my (our) checking or banking account to the Capital Automotive REIT Dividend Reinvestment and Share Purchase Plan.

1. Name(s)

_______________________________________________________________________________________________________________
(Please print exactly as shown on your Capital Automotive REIT Dividend Reinvestment and Share Purchase Plan statement or Authorization Form.)

2. Your Plan Account Number

_______________________________________________________________________________________________________________
(As shown on your Plan statement. If this is a new enrollment, leave this line blank and attach your completed Authorization Form.)

3. Amount to be deducted from your Account and invested in Capital Automotive REIT Shares (Minimum $100, Maximum $10,000)

_______________________________________________________________________________________________________________
(Your account will be debited or charged on the tenth business day of each month and will be invested on the next investment date.)

     [   ]   One-time investment

     [   ]   Monthly investment

4. Name(s) of Depositor(s)

_______________________________________________________________________________________________________________
(As shown on bank records and on your checks.)

5. Name of Bank

_______________________________________________________________________________________________________________

6. Bank Address

(City) ________________________ (State) ______________ (Zip Code) __________

7. Type of Account ____________Checking ____________Savings

8. Signature(s)	________________________________ Signature of Depositor	________________________ Date

	________________________________ Signature of Joint Depositor, if any	________________________ Date

Note: Completion of this form is strictly optional and is not required to enroll in the Capital Automotive REIT Dividend Reinvestment and Share Purchase Plan.

II. Attach Voided Check or Deposit Slip

Return To:	American Stock Transfer and Trust Company Attention: Dividend Reinvestment Department Wall Street Station P.O. Box 922 New York, N.Y. 10269-0560

Questions:	Call Toll Free 1-877-208-9533

III. If you wish to discontinue automatic cash investments, notify American Stock Transfer and Trust Company at the above number.